UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2004

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd., Suite 200, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

Item 12.  Results of Operations and Financial Condition.

On May 17, 2004, Zamba Corporation (“Zamba”) announced earnings for the fiscal quarter ended March 31, 2004.  A copy of the Press Release issued by Zamba in connection with this Report on Form 8-K under Item 12 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this report and the exhibits attached hereto are being furnished pursuant to Item 12 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Index to Exhibits

Exhibit No.	Document
99.1	Press Release dated May 17, 2004, announcing earnings for the fiscal quarter ended March 31, 2004, of Zamba Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zamba Corporation

By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: May 17, 2004